Exhibit 10.43

AMENDMENT & ACKNOWLEDGEMENT OF

ENGAGEMENT LETTER AND UNDERWRITING AGREEMENT

This AMENDMENT & ACKNOWLEDGEMENT OF ENGAGEMENT LETTER AND UNDERWRITING AGREEMENT (this “Amendment & Acknowledgement”) is made and entered into as of May 22, 2025, by and between Globalink Investment Inc., a Delaware Corporation (“SPAC”), GL Sponsor LLC, a Delaware limited liability company (“Sponsor”). Alps Global Holding PubCo, a Cayman Islands exempted company (“PubCo”), Alps Life Sciences Inc, a Cayman Islands exempted company (“Target”), the shareholders of Target (the “Alps Shareholders”), as represented by Dr. Tham Seng Kong (the “Shareholder Representative”), and Chardan Capital Markets LLC (“Chardan”).

Reference is made in this Amendment & Acknowledgement to, and any capitalized terms not otherwise defined in this Amendment & Acknowledgement shall have the meanings ascribed to them, by the engagement letter agreement executed by and between Chardan and SPAC as of February 2nd, 2024 (the “Engagement Letter”), and the underwriting agreement (“Underwriting Agreement”) executed by SPAC and Chardan as of December 6th, 2021.

Each of SPAC, PubCo and Chardan are referred to herein as the “Original Parties,” while each of Sponsor, Target, the Alps Shareholders and the Shareholder Representative are referred to as the “Facilitating Parties,” and each of the Original Parties and the Facilitating Parties are referred to as a “Party” (or, as the context may require as the “Parties”).

WHEREAS, the SPAC, PubCo and certain other entities intend to consummate a SPAC business combination (the “Business Combination”) referred to as a “Business Combination” and described in a registration statement on Form F-4 (Registration No. 333-284035) that PubCo has filed with the U.S. Securities and Exchange Commission (the “F-4 Registration Statement”), pursuant to which: (1) the SPAC will be merged into PubCo (the “Redomestication Merger”) and all shares of the SPAC (“SPAC Shares”) will be cancelled and replaced on a 1-to-1 basis with ordinary shares issued by PubCo (“PubCo Shares”), all as described in the F-4 Registration Statement and, immediately thereafter, (2) a subsidiary of PubCo will be merged with and into the Target (the “Acquisition Merger”), as a result of which the shares of the Target (“Target Shares”) will be cancelled and automatically converted into a right to receive Merger Consideration Shares at the Conversion Ratio (each as defined in the F-4 Registration Statement), as further described in the F-4 Registration Statement, a current draft of which can be found at https://www.sec.gov/Archives/edgar/data/2025774/000164117225005390/formf-4a.htm#MS_004

WHEREAS, Chardan will be entitled to receive U.S. $5,025,000.00 at the closing of the Business Combination (such amount the “Fee Amount”) because of (a) the SPAC’s obligation, pursuant to Section 1.3 (Deferred Underwriting Commission) and Section 3.29 (Payment of Deferred Underwriting Commission on Business Combination) of the Underwriting Agreement, to cause the Trustee to pay Chardan directly from the Trust Account at the closing of the Business Combination, a Deferred Underwriting Commission in the amount of U.S. $4,025,000.00; and (b) the SPAC’s obligation, pursuant to Section 2.a (Compensation – Business Combination Fee) of the Engagement Letter, to pay to Chardan immediately at the close of the Business Combination, an M&A Fee in the amount of U.S. $1,000,000.00;

WHEREAS, to facilitate consummation of the Business Combination, which each of the Facilitating Parties acknowledges and agrees is in its interest, the Facilitating Parties have agreed to transfer to Chardan the shares described below in satisfaction of Chardan’s right to receive the Fee Amount, as further set forth herein.

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NOW, THEREFORE, the Parties agree as follows:

1.	Immediately prior to the consummation of the Acquisition Merger, the Alps Shareholders will transfer to Chardan that number of Target Shares that, upon their conversion into Merger Consideration Shares, will result in Four Million One Hundred Eighty-Seven Thousand Five Hundred (4,187,500) Merger Consideration Shares (the “Fee Shares”). The Target Shares received by Chardan pursuant to this paragraph (1) will be converted into Merger Consideration Shares pursuant to the Acquisition Merger.

2.	The parties agree that the Fee Shares will be unlegended, unrestricted (i.e., without any lockup or similar restriction) and registered for resale by Chardan into the public markets pursuant to the final prospectus issued with respect to the F-4 Registration Statement. Promptly following execution of this Agreement and Acknowledgement, each of SPAC and PubCo will cause the F-4 Registration Statement to be updated and then refiled, with such refiled version reflecting the transfer to Chardan of Target Shares pursuant to paragraph (1) above and their conversion, pursuant to the Acquisition Merger, into Merger Consideration Shares and to solicit such approvals as are necessary so that the Fee Shares, when delivered to Chardan, are duly registered for resale by Chardan.

3.	Each of SPAC and PubCo will take those measures necessary (including the delivery of any required instructions or other documentation) to cause the Fee Shares to be delivered to Chardan at or immediately following the closing of the Acquisition Merger in conformity with paragraphs (1) through (2) above, including the delivery or any required instructions or other document to the transfer agent (Continental Stock Transfer & Trust Company) to cause it to deliver the Fee Shares to Chardan, electronically in a form that is freely tradable and transferable, without restriction on resale and without stop transfer instructions maintained against the transfer thereof.

4.	Chardan hereby agrees that the transfer to Chardan of the Target Shares, their conversion into Merger Consideration Shares and the delivery by the transfer agent to Chardan of the Fee Shares, as contemplated pursuant to paragraphs (1) through (3) above, will be treated as full satisfaction of SPAC’s obligation to pay the Fee Amount (including both the $4,025,000 amount of the Deferred Underwriting Commission and the $1,000,000 M&A Fee referred to above); provided that the Business Combination is consummated no later than July 31, 2025, or such other date as may be mutually determined by the parties.

5.	All provisions of the Underwriting Agreement (other than Section 1.3 (Deferred Underwriting Commission) and Section 3.29 (Payment of Deferred Underwriting Commission on Business Combination)) and of the Engagement Agreement (other than Section 2.a (Compensation – Business Combination Fee)) shall remain in full force and effect. PubCo hereby acknowledges and agrees that certain provisions of such agreements, asset forth therein, will survive the Business Combination and will apply to PubCo as successor to SPAC.

6.	Each of the parties represents and warrants to the other parties that the execution, delivery and performance by it of this Amendment and Acknowledgement, and the consummation of the transactions contemplated by this Amendment and Acknowledgement, have been duly authorized by all necessary corporate or company action and will not conflict with or constitute a breach of, or default under, any of its obligations or result in the creation or imposition of any lien, charge or encumbrance upon it, or its property or assets.

(Signatures to follow)

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IN WITNESS WHEREOF, the Parties have executed this Amendment & Acknowledgement as of the date first written above.

CHARDAN:	CHARDAN CAPITAL MARKETS, LLC

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Partner, Head of Investment Banking

SPAC:	GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer and Chairman of the Board of Directors

SPONSOR:	GL SPONSOR LLC

By:	/s/ Ng Yan Xun
Name:	Ng Yan Xun
Title:	Manager

PUBCO:	ALPS GLOBAL HOLDING

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Title:	Director

TARGET:	ALPS LIFE SCIENCES INC.

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Title:	Director

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ON BEHALF OF THE TARGET SHAREHOLDERS

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Title:	Shareholders Representative

SHAREHOLDER REPRESENTATIVE

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Title:	Shareholders Representative

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